--------------------------------------------------------------------------------
                                         MARCH 1, 2001  |  PROSPECTUS
--------------------------------------------------------------------------------


J.P. MORGAN INSTITUTIONAL
FIXED INCOME FUNDS

Short Term Bond Fund

Bond Fund

Global Strategic Income Fund

Tax Exempt Bond Fund

New York Tax Exempt Bond Fund

                                            ------------------------------------
                                            Seeking high total return or current
                                            income by investing primarily in
                                            fixed income securities.

This prospectus contains essential information for anyone investing in these funds. Please read it carefully and keep it for reference.

As with all mutual funds, the fact that these shares are registered with the Securities and Exchange Commission does not mean that the commission approves them or guarantees that the information in this prospectus is correct or adequate. It is a criminal offense to state or suggest otherwise.

Distributed by Funds Distributor, Inc.                                 JPMorgan

CONTENTS
--------------------------------------------------------------------------------

      2 | J.P. MORGAN INSTITUTIONAL FIXED INCOME FUNDS

          Each fund's goal, principal strategies,
                 principal risks, performance and
                                         expenses

          J.P. Morgan Institutional Short Term Bond Fund ......................2

          J.P. Morgan Institutional Bond Fund .................................4

          J.P. Morgan Institutional Global Strategic Income Fund ..............6

          J.P. Morgan Institutional Tax Exempt Bond Fund ......................8

          J.P. Morgan Institutional New York Tax Exempt Bond Fund ............10

     12 | FIXED INCOME MANAGEMENT APPROACH

          Principles and techniques common
           to the funds in this prospectus

          J.P. Morgan ........................................................12


          J.P. Morgan Institutional Fixed Income Funds .......................12


          The spectrum of fixed income funds .................................12

          Who may want to invest .............................................12

          Fixed income investment process ....................................13

     14 | YOUR INVESTMENT

              Investing in the J.P. Morgan
          Institutional Fixed Income Funds

          Investing through a financial professional .........................14

          Investing through an employer-sponsored retirement plan ............14

          Investing through an IRA or rollover IRA ...........................14

          Investing directly .................................................14

          Opening your account ...............................................14

          Adding to your account .............................................14

          Selling shares .....................................................15

          Account and transaction policies ...................................15

          Dividends and distributions ........................................16

          Tax considerations .................................................16

     17 | FUND DETAILS

          More about risk and the funds'
                     business operations

          Business structure .................................................17

          Management and administration ......................................17

          Risk and reward elements ...........................................18

          Investments ........................................................20

          Financial highlights ...............................................22

          FOR MORE INFORMATION .......................................back cover

J.P. MORGAN INSTITUTIONAL
SHORT TERM BOND FUND         |  TICKER SYMBOL: JMSBX
--------------------------------------------------------------------------------
                                REGISTRANT: J.P. MORGAN INSTITUTIONAL FUNDS
                                (J.P. MORGAN INSTITUTIONAL SHORT TERM BOND FUND)

RISK/RETURN SUMMARY

For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 18-21.

[GRAPHIC] GOAL

The fund's goal is to provide high total return, consistent with low volatility of principal. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund invests primarily in fixed income securities, including U.S. government and agency securities, domestic and foreign corporate bonds, private placements, asset-backed and mortgage-related securities, and money market instruments, that it believes have the potential to provide a high total return over time. These securities may be of any maturity, but under normal market conditions the fund's duration will range between one and three years, similar to that of the Merrill Lynch 1-3 Year Treasury Index. For a description of duration, please see "Fixed Income Investment Process" on page 13.

Up to 25% of assets may be invested in foreign securities, including 20% in debt securities denominated in foreign currencies of developed countries. The fund typically hedges its non-dollar investments back to the U.S. dollar. At least 90% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent, including at least 75% A or better. No more than 10% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar duration fixed income funds will depend on the success of the investment process, which is described on page 13.

Although any rise in interest rates is likely to cause a fall in the price of bonds, the fund's comparatively short duration is designed to help keep its share price within a relatively narrow range. Because it seeks to minimize risk, the fund will generally offer less income, and during periods of declining interest rates, may offer lower total returns than bond funds with longer durations. Because of the sensitivity of the fund's mortgage related securities to changes in interest rates, the performance and duration of the fund may be more volatile than if it did not hold these securities. The fund uses futures contracts and other derivatives to help manage duration, yield curve exposure, and credit and spread volatility. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position. To the extent the fund invests in foreign securities, it could lose money because of foreign government actions, political instability, currency fluctuation or lack of adequate and accurate information. The fund may engage in active and frequent trading, leading to increased portfolio turnover and the possibility of increased capital gains. See page 16 for further discussion on the tax treatment of capital gains.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than ___ billion using similar strategies as the fund.


The portfolio management team is led by Connie J. Plaehn, managing director, who has been on the team since the fund's inception and has been at J.P. Morgan since 1984, John Donohue, vice president, who has been on the team since joining J.P. Morgan in June of 1997 from Goldman Sachs & Co., where he was an institutional money market portfolio manager, and Abigail J. Feder, vice president, who joined J.P. Morgan in April of 2000 from Morgan Stanley Dean Witter Investment Management, where she managed short term fixed income portfolios.

--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing its assets in a master portfolio, which is another fund with the same goal.

o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


2 | J.P. MORGAN INSTITUTIONAL SHORT TERM BOND FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Institutional Short Term Bond Fund.


The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last seven calendar years.


The table indicates some of the risks by showing how the fund's average annual returns for the past one year, five years and life of the fund compared to those of the Merrill Lynch 1-3 Year Treasury Index. This is a widely recognized, unmanaged index of U.S. Treasury notes and bonds with maturities of 1-3 years used as a measure of overall short-term bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]

-----------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------

 1994        1995        1996         1997       1998        1999        2000

 0.36       10.80        5.10         6.40       7.04        3.21        7.23

o     J.P. Morgan Institutional Short Term Bond Fund


The fund's year-to-date total return as of 12/31/00 was 7.23%. For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 3.36% (for the quarter ended 6/30/95); and the lowest quarterly return was -0.47% (for the quarter ended 3/31/94).

-------------------------------
Average annual total return (%)        Shows performance over time, for periods ended December 31, 2000(1)
---------------------------------------------------------------------------------------------------------------
                                                                    Past 1 yr.   Past 5 yrs.  Life of fund
J.P. Morgan Institutional Short Term Bond Fund (after expenses)        7.23         5.79          5.55
---------------------------------------------------------------------------------------------------------------
Merrill Lynch 1-3 Year Treasury Index (no expenses)                    8.00         5.92          5.76
---------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3)(%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.25

Distribution (Rule 12b-1) fees                                              none


Other expenses                                                              0.22
--------------------------------------------------------------------------------
Total operating expenses                                                    0.47

Fee waiver and expense
reimbursement(4)                                                            0.17
--------------------------------------------------------------------------------
Net expenses(4)                                                             0.30
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Expense example(4)
--------------------------------------------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                           1 yr.    3 yrs.    5 yrs.     10 yrs.
Your cost($)                                31        134       246        575
--------------------------------------------------------------------------------


(1) The fund commenced operations on 9/13/93. For the period 7/31/93 through 9/30/93, life of fund returns reflect performance of the Pierpont Short Term Bond Fund, the fund's predecessor.

(2)   The fund's fiscal year end is 10/31.

(3) The fund has a master/feeder structure as described on page 17. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year, expressed as a percentage of average net assets.


(4) Reflects an agreement dated 3/1/01 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses (excluding interest, taxes and extraordinary expenses) exceed 0.30% of the fund's average daily net assets through 2/28/02.



                              J.P. MORGAN INSTITUTIONAL SHORT TERM BOND FUND | 3

J.P. MORGAN INSTITUTIONAL BOND FUND     |  TICKER SYMBOL: JMIBX
--------------------------------------------------------------------------------
                                           REGISTRANT: J.P. MORGAN
                                           INSTITUTIONAL FUNDS
                                           (J.P. MORGAN INSTITUTIONAL BOND FUND)

RISK/RETURN SUMMARY

For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 18-21.

[GRAPHIC] GOAL

The fund's goal is to provide high total return consistent with moderate risk of capital and maintenance of liquidity. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund invests primarily in fixed income securities, including U.S. government and agency securities, corporate bonds, private placements, asset-backed and mortgage-backed securities, that it believes have the potential to provide a high total return over time. These securities may be of any maturity, but under normal market conditions the management team will keep the fund's duration within one year of that of the Salomon Smith Barney Broad Investment Grade Bond Index (currently about five years). For a description of duration, please see "Fixed Income Investment Process" on page 13.

Up to 25% of assets may be invested in foreign securities, including 20% in debt securities denominated in foreign currencies of developed countries. The fund typically hedges its non-dollar investments back to the U.S. dollar. At least 75% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent, including at least 65% A or better. No more than 25% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar fixed income funds will depend on the success of the investment process, which is described on page 13.

To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position. The fund may use futures contracts and other derivatives to help manage duration, yield curve exposure, and credit and spread volatility. To the extent the fund invests in foreign securities, it could lose money because of foreign government actions, political instability, currency fluctuation or lack of adequate and accurate information. The fund's mortgage-backed investments involve risk of losses due to prepayments that occur earlier or later than expected, like any bond, due to default. The fund may engage in active and frequent trading, leading to increased portfolio turnover and the possibility of increased capital gains. See page 16 for further discussion on the tax treatment of capital gains.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages approximately more than $700 billion, including more than ___ billion using similar strategies as the fund.


The portfolio management team is led by Connie Plaehn, managing director, who has been at J.P. Morgan since 1984, Paul Zemsky, managing director, who has been at J.P. Morgan since 1985 and Jay Gladieux, vice president, who has been at J.P. Morgan since 1997. Mr. Zemsky has been on the team since 1988 and Ms. Plaehn has been on the team since 1994. Mr. Gladieux joined the team in September of 2000.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


4 | J.P. MORGAN INSTITUTIONAL BOND FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Institutional Bond Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last ten calendar years.

The table indicates some of the risks by showing how the fund's average annual returns for the past one, five and ten years compared to those of the Salomon Smith Barney Broad Investment Grade Bond Index. This is a widely recognized, unmanaged index of U.S. Treasury and agency securities and investment-grade mortgage and corporate bonds used as a measure of overall bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]

-----------------------------
Year-by-year total return (%)   shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------


 1991    1992     1993     1994     1995    1996    1997   1998    1999    2000

13.45    6.53     9.29    (2.68)   18.42    3.30    9.29   7.54   (0.55)   10.93


o     J.P. Morgan Institutional Bond Fund

For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 6.30% (for the quarter ended 6/30/95); and the lowest quarterly return was -2.38% (for the quarter ended 3/31/94).


-------------------------------
Average annual total return (%)          Shows performance over time, for periods ended December 31, 2000(1)
------------------------------------------------------------------------------------------------------------
                                                                      Past 1 yr.   Past 5 yrs.  Past 10 yrs.
J.P. Morgan Institutional Bond Fund (after expenses)                     10.93        6.02          7.45
------------------------------------------------------------------------------------------------------------
Salomon Smith Barney Broad Investment Grade Bond Index (no expenses)     11.59        6.45          8.00
------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.30

Distribution (Rule 12b-1) fees                                              none


Other expenses                                                              0.19
--------------------------------------------------------------------------------
Total operating expenses                                                    0.49
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Expense example(4)
--------------------------------------------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total expenses remain unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                             1 yr.    3 yrs.    5 yrs.   10 yrs.
Your cost($)                                  50        157       274      616
--------------------------------------------------------------------------------


(1) The fund commenced operations on 7/26/93. Returns for the period 1/1/90 through 7/31/93 reflect performance of The Pierpont Bond Fund, the fund's predecessor.

(2)   The fund's fiscal year end is 10/31.

(3) The fund has a master/feeder structure as described on page 17. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year, expressed as a percentage of average net assets.




                                         J.P. MORGAN INSTITUTIONAL BOND FUND | 5

J.P. MORGAN INSTITUTIONAL
GLOBAL STRATEGIC INCOME FUND      |  TICKER SYMBOL: JPIGX
--------------------------------------------------------------------------------
                                     REGISTRANT: J.P. MORGAN
                                     INSTITUTIONAL FUNDS
                                     (J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC
                                     INCOME FUND)

RISK/RETURN SUMMARY

For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 18-21.

[GRAPHIC] GOAL

The fund's goal is to provide high total return from a portfolio of fixed income securities of foreign and domestic issuers. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund invests in a wide range of debt securities from the U.S. and other markets, both developed and emerging. Issuers may include governments, corporations, financial institutions, and supranational organizations (such as the World Bank), that the fund believes have the potential to provide a high total return over time. The fund may invest directly in mortgages and in mortgage-backed securities. The fund's securities may be of any maturity, but under normal market conditions its duration will generally be similar to that of the Lehman Brothers Aggregate Bond Index (currently about four and a half years). For a description of duration, please see "Fixed Income Investment Process" on page 13. At least 40% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent. The balance of assets must be invested in securities rated B or higher at the time of purchase (or the unrated equivalent), except that the fund's emerging market component has no minimum quality rating and may invest without limit in securities that are in the lowest rating categories (or are the unrated equivalent).

The management team uses the process described on page 13, and also makes country allocations, based primarily on macro-economic factors. The team uses the model allocation shown at right as a basis for its sector allocation, although the actual allocations are adjusted periodically within the indicated ranges. Within each sector, a dedicated team handles securities selection. The fund typically hedges its non-dollar investments in developed countries back to the U.S. dollar.

Principal Risks

The fund's share price and total return vary in response to changes in global bond markets, interest rates, and currency exchange rates. How well the fund's performance compares to that of similar fixed income funds will depend on the success of the investment process. Because of credit and foreign and emerging markets investment risks, the fund's performance is likely to be more volatile than that of most fixed income funds. Foreign and emerging market investment risks include foreign government actions, political instability, currency fluctuations and lack of adequate and accurate information. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position. The fund's mortgage-backed investments involve the risk of losses due to default or to prepayments that occur earlier or later than expected. Some investments, including directly owned mortgages, may be illiquid. The fund has the potential for long-term total returns that exceed those of more traditional bond funds, but investors should also be prepared for risks that exceed those of more traditional bond funds. The fund may engage in active and frequent trading, leading to increased portfolio turnover and the possibility of increased capital gains. See page 16 for further discussion on the tax treatment of capital gains.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

MODEL SECTOR ALLOCATION

   [The following table was depicted as a pie chart in the printed material.]

international non-dollar (range 0-25%)         9%

public/private mortgages (range 20-45%)       35%

public/private corporates (range 5-25%)       13%

emerging markets (range 0-25%)                16%

high yield corporates (range 17-37%)          27%

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages approximately more than $700 billion, including more than ____ billion using similar strategies as the fund.


The portfolio management team is led by Mark E. Smith, managing director, who joined J.P. Morgan in 1994 and has been on the team since the Fund's inception, and Robert J. Morena, vice president, who joined J.P. Morgan in 2000. Prior to joining J.P. Morgan, Mr. Morena served as a managing director at Forest Investment Management where he managed fixed income portfolios. Prior to that, he served as the Department Head of The Bank of New York's Institutional Fixed Income Division.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


6 | J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Institutional Global Strategic Income Fund.


The bar chart indicates some of the risks by showing the performance of the fund's shares from year to year for each of the last three calendar years.


The table indicates some of the risks by showing how the fund's average annual returns for the past one year and life of the fund compared to those of the Lehman Brothers Aggregate Bond Index. This is a widely recognized, unmanaged index used as a measure of overall bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]


----------------------------
Total return (%)                Shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------

                           1998        1999        2000
                           2.59        2.51        7.98

o  J.P. Morgan Institutional Global Strategic Income Fund

The fund's year-to-date total return as of 12/31/00 was 7.98%. For the period covered by this total return chart, the fund's highest quarterly return was 3.13% (for the quarter ended 3/31/98); and the lowest quarterly return was - -1.45% (for the quarter ended 9/30/98).

-------------------------------
Average annual total return (%)     Shows performance over time, for periods ended December 31, 2000(1)(1)
-----------------------------------------------------------------------------------------------------------
                                                                                  Past 1 yr.   Life of fund
J.P. Morgan Institutional Global Strategic Income Fund (after expenses)              7.98          6.05
-----------------------------------------------------------------------------------------------------------
Lehman Brothers Aggregate Bond Index (no expenses)                                   11.63         7.84
-----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(3) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.45

Distribution (Rule 12b-1) fees                                              none


Other expenses                                                              0.35
--------------------------------------------------------------------------------
Total operating expenses                                                    0.80

Fee waiver and expense
reimbursement(4)                                                            0.15
--------------------------------------------------------------------------------

Net expenses(4)                                                             0.65
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Expense example(4)
--------------------------------------------------------------------------------


The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 3/1/01 through 2/28/02 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                                1 yr.   3 yrs.   5 yrs.  10 yrs.
Your cost($)                                     66       240      429     976
--------------------------------------------------------------------------------


(1) The fund commenced operations on 3/17/97 and performance is calculated as of 3/31/97.


(2)   The fund's fiscal year end is 10/31.


(3) The fund has a master/feeder structure as described on page 17. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year, expressed as a percentage of average net assets.


(4) Reflects an agreement dated 3/1/01 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses (excluding interest, taxes and extraordinary expenses) exceed 0.65% of the fund's average daily net assets through 2/28/02.



                      J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND | 7

J.P. MORGAN INSTITUTIONAL
TAX EXEMPT BOND FUND         |  TICKER SYMBOL: JITBX
--------------------------------------------------------------------------------
                                REGISTRANT: J.P. MORGAN INSTITUTIONAL FUNDS
                                (J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND)

RISK/RETURN SUMMARY

For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 18-21.

[GRAPHIC] Goal

The fund's goal is to provide a high level of current income that is exempt from federal income tax consistent with moderate risk of capital. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund invests primarily in high quality municipal securities that it believes have the potential to provide current income that is free from federal personal income tax. While the fund's goal is high tax-exempt income, the fund may invest to a limited extent in taxable securities, including U.S. government, government agency, corporate, or taxable municipal securities. The fund's securities may be of any maturity, but under normal market conditions the fund's duration will generally range between four and seven years, similar to that of the Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Year Maturity) (currently 5.4 years). For a description of duration, please see "Fixed Income Investment Process" on page 13. At least 90% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent. No more than 10% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar tax-exempt funds will depend on the success of the investment process, which is described on page 13.

Investors should be prepared for higher share price volatility than from a tax exempt fund of shorter duration. The fund's performance could also be affected by market reaction to proposed tax legislation. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial position.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than ___ billion using similar strategies as the fund.


The portfolio management team is led by Benjamin Thompson, vice president, who joined the team in June of 1999, Robert W. Meiselas, vice president, who joined the team in May 1997 and has been at J.P. Morgan since 1987, and Kingsley Wood, Jr., vice president, who has been with the team since January 2000. Prior to joining J.P. Morgan, Mr. Thompson was a senior fixed income portfolio manager at Goldman Sachs, and Mr. Wood was a senior fixed income portfolio manager at Mercantile Bank & Trust. Prior to joining Mercantile in July of 1998, Mr. Wood was an institutional tax-exempt trader at ABN-AMRO and Kemper Securities.

--------------------------------------------------------------------------------
Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


8 | J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Institutional Tax Exempt Bond Fund.

The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the fund's last ten calendar years.

The table indicates some of the risks by showing how the fund's average annual returns for the past one, five and ten years compared to those of the Lehman Brothers 1-16 Year Municipal Bond Index and the Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Year Maturity), the fund's current benchmark. Both are unmanaged indices that measure municipal bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]


-----------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------
  1991    1992    1993    1994    1995    1996    1997    1998    1999    2000

 10.92    7.47    9.58   (2.53)  13.50    3.71    7.58    5.65   (0.75)  8.56


o     J.P. Morgan Institutional Tax Exempt Bond Fund


The fund's year-to-date total return as of 12/31/00 was 8.56%. For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 5.16% (for the quarter ended 3/31/95); and the lowest quarterly return was -3.05% (for the quarter ended 3/31/94).

-------------------------------
Average annual total return (%)        Shows performance over time, for periods ended December 31, 2000(1)
----------------------------------------------------------------------------------------------------------
                                                                    Past 1 yr.   Past 5 yrs.  Past 10 yrs.
J.P. Morgan Institutional Tax Exempt Bond Fund (after expenses)        8.56         4.89          6.26
----------------------------------------------------------------------------------------------------------
Lehman Brothers Intermediate Competitive Municipal Bond Index
(1-17 Year Maturity)(3) (no expenses)                                  9.59         5.59           N/A
----------------------------------------------------------------------------------------------------------
Lehman Brothers 1-16 Year Municipal Bond Index (no expenses)           9.32         5.53           N/A
----------------------------------------------------------------------------------------------------------
Lehman Brothers/J.P. Morgan Hybrid Index(4)                            9.48         4.73           N/A
----------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses are deducted from fund assets prior to performance calculations.


--------------------------------------------------------------------------------
Annual fund operating expenses(5) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------


Management fees                                                             0.30

Distribution (Rule 12b-1) fees                                              none

Other expenses                                                              0.21
--------------------------------------------------------------------------------
Total operating expenses                                                    0.51
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Expense example
--------------------------------------------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, total operating expenses remain unchanged, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                            1 yr.   3 yrs.     5 yrs.    10 yrs.
Your cost($)                                 52       164        285       640
--------------------------------------------------------------------------------

(1) The fund commenced operations on 7/12/93. For the period 1/1/90 through 7/31/93 returns reflect performance of The Pierpont Tax Exempt Bond Fund, the predecessor of the fund.

(2) The fund's fiscal year end is 7/31. Prior to 1999, the fiscal year end was 8/31.

(3) Previously the fund had used the Lehman Brothers 1-16 Year Municipal Bond Index as a comparative broad-based securities market index. The fund has chosen to use the Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Year Maturity) because it is more widely disseminated.


(4) The Lehman Brothers/J.P. Morgan Hybrid Index consists of Lehman Brothers 1-16 Year Municipal Bond Index from 9/30/93 to 9/1/00, then Lehman Brothers Intermediate Competitive Municipal Bond Index (1-17 Maturity), thereafter.

(5) The fund has a master/feeder structure as described on page 17. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year, expressed as a percentage of average net assets.



                              J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND | 9

J.P. MORGAN INSTITUTIONAL NEW YORK
TAX EXEMPT BOND FUND                    |  TICKER SYMBOL: JPNTX
--------------------------------------------------------------------------------
                                           REGISTRANT: J.P. MORGAN INSTITUTIONAL
                                           FUNDS (J.P. MORGAN INSTITUTIONAL NEW
                                           YORK TAX EXEMPT BOND FUND)

[GRAPHIC] RISK/RETURN SUMMARY

For a more detailed discussion of the fund's investments and their main risks, as well as fund strategies, please see pages 18-21.

[GRAPHIC] GOAL

The fund's goal is to provide a high level of tax exempt income for New York residents consistent with moderate risk of capital. This goal can be changed without shareholder approval.

[GRAPHIC] INVESTMENT APPROACH

Principal Strategies

The fund invests primarily in New York municipal securities that it believes have the potential to provide high current income which is free from federal, state, and New York City personal income taxes for New York residents. The fund may also invest to a limited extent in securities of other states or territories. To the extent that the fund invests in municipal securities of other states, the income from such securities would be free from federal personal income taxes for New York residents but would be subject to New York State and New York City personal income taxes. For non-New York residents, the income from New York municipal securities is free from federal personal income taxes only. The fund may also invest in taxable securities. The fund's securities may be of any maturity, but under normal market conditions the fund's duration will generally range between three and seven years, similar to that of the Lehman Brothers New York 1 to 17 Years Municipal Bond Index (currently 5.4 years). For a description of duration, please see "Fixed Income Investment Process" on page 13. At least 90% of assets must be invested in securities that, at the time of purchase, are rated investment-grade (BBB/Baa or better) or are the unrated equivalent. No more than 10% of assets may be invested in securities rated B or BB.

Principal Risks

The fund's share price and total return will vary in response to changes in interest rates. How well the fund's performance compares to that of similar fixed income funds will depend on the success of the investment process, which is described on page 13. Because most of the fund's investments will typically be from issuers in the State of New York, its performance will be affected by the fiscal and economic health of that state and its municipalities. The fund is non-diversified and may invest more than 5% of assets in a single issuer, which could further concentrate its risks. To the extent that the fund seeks higher returns by investing in non-investment-grade bonds, often called junk bonds, it takes on additional risks, since these bonds are more sensitive to economic news and their issuers have a less secure financial condition.

An investment in the fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. You could lose money if you sell when the fund's share price is lower than when you invested.

PORTFOLIO MANAGEMENT


The fund's assets are managed by J.P. Morgan Investment Management Inc., a subsidiary of J.P. Morgan Chase & Co. J.P. Morgan Chase currently manages more than $700 billion, including more than ____ billion using similar strategies as the fund.


The portfolio management team is led by Benjamin Thompson, vice president, who joined the team in June of 1999, Robert W. Meiselas, vice president, who joined the team in May 1997 and has been at J.P. Morgan since 1987, and Kingsley Wood, Jr., vice president, who has been with the team since January of 2000. Prior to joining J.P. Morgan, Mr. Thompson was a senior fixed income portfolio manager at Goldman Sachs, and Mr. Wood was a senior fixed income portfolio manager at Mercantile Bank & Trust. Prior to joining Mercantile in July of 1998, Mr. Wood was an institutional tax-exempt trader at ABN-AMRO and Kemper Securities.

--------------------------------------------------------------------------------

Before you invest

Investors considering the fund should understand that:

o The fund seeks to achieve its goal by investing in a master portfolio, which is another fund with the same goal.

o There is no assurance that the fund will meet its investment goal.

o The fund does not represent a complete investment program.


10 | J.P. MORGAN INSTITUTIONAL NEW YORK TAX EXEMPT BOND FUND

--------------------------------------------------------------------------------

PERFORMANCE (unaudited)

The bar chart and table shown below provide some indication of the risks of investing in J.P. Morgan Institutional New York Tax Exempt Bond Fund.


The bar chart indicates some of the risks by showing changes in the performance of the fund's shares from year to year for each of the last six calendar years.


The table indicates some of the risks by showing how the fund's average annual returns for the past one and five years and the life of the fund compared to those of the Lehman Brothers 1-16 Year Municipal Bond Index and the Lehman Brothers New York 1 to 17 Years Municipal Bond Index, the fund's current benchmark. Both are widely recognized, unmanaged indices that measure municipal bond market performance.

The fund's past performance does not necessarily indicate how the fund will perform in the future.

   [The following table was depicted as a bar chart in the printed material.]

----------------------------
Year-by-year total return (%)   Shows changes in returns by calendar year(1),(2)
--------------------------------------------------------------------------------

         1995        1996         1997       1998        1999        2000

        13.28        4.21         7.68       5.61        (0.73)       9.26

o     J.P. Morgan Institutional New York Tax Exempt Bond Fund


The fund's year-to-date total return as of 12/31/00 was 9.26%. For the period covered by this year-by-year total return chart, the fund's highest quarterly return was 4.86% (for the quarter ended 3/31/95) and the lowest quarterly return was -1.78% (for the quarter ended 6/30/99).

-------------------------------
Average annual total return (%)        Shows performance over time, for periods ended December 31, 2000(1)
-------------------------------------------------------------------------------------------------------------------
                                                                              Past 1 yr.  Past 5 yrs.  Life of fund
J.P. Morgan Institutional New York Tax Exempt Bond Fund (after expenses)         9.26        5.15          5.85
-------------------------------------------------------------------------------------------------------------------
Lehman Brothers New York 1 to 17 Years Municipal Bond Index3 (no expenses)       9.67        5.90          6.62
Lehman Brothers 1-16 Year Municipal Bond Index (no expenses)                     9.32        5.53          6.30
-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

INVESTOR EXPENSES

The expenses of the fund before and after reimbursement are shown at right. The fund has no sales, redemption, exchange, or account fees, although some institutions may charge you a fee for shares you buy through them. The annual fund expenses after reimbursement are deducted from fund assets prior to performance calculations.

--------------------------------------------------------------------------------
Annual fund operating expenses(4) (%)
(expenses that are deducted from fund assets)
--------------------------------------------------------------------------------

Management fees                                                             0.30

Distribution (Rule 12b-1) fees                                              none

Other expenses                                                              0.26
--------------------------------------------------------------------------------
Total operating expenses                                                    0.56

Fee waiver and expense
reimbursement(5)                                                            0.06
--------------------------------------------------------------------------------
Net expenses(5)                                                             0.50
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Expense example
--------------------------------------------------------------------------------

The example below is intended to help you compare the cost of investing in the fund with the cost of investing in other mutual funds. The example assumes:
$10,000 initial investment, 5% return each year, net expenses for the period 12/1/00 through 11/30/01 and total operating expenses thereafter, and all shares sold at the end of each time period. The example is for comparison only; the fund's actual return and your actual costs may be higher or lower.

--------------------------------------------------------------------------------
                                             1 yr.    3 yrs.    5 yrs.   10 yrs.
Your cost($)                                  51        173       307      696
--------------------------------------------------------------------------------

(1) The fund commenced operations on 4/11/94, and returns reflect performance of the fund from 4/30/94.

(2) The fund's fiscal year end is 7/31. Prior to 1999 the fiscal year end was 3/31.

(3) Previously the fund had used the Lehman Brothers 1-16 Year Municipal Bond Index, which is composed of tax-exempt securities of various states and measures overall tax-exempt bond market performance, as a comparative broad-based securities market index. The fund has chosen the Lehman Brothers New York 1 to 17 Years Municipal Bond Index, because it measures New York tax-exempt bond market performance and reflects the universe of securities in which the fund invests.

(4) The fund has a master/feeder structure as described on page 17. This table shows the fund's expenses and its share of master portfolio expenses for the past fiscal year expressed as a percentage of average net assets.


(5) Reflects an agreement dated 3/1/01 by Morgan Guaranty Trust Company of New York, an affiliate of J.P. Morgan, to reimburse the fund to the extent total operating expenses (excluding interest, taxes and extraordinary expenses) exceed 0.50% of the fund's average daily net assets through 11/30/01.



                    J.P. MORGAN INSTITUTIONAL NEW YORK TAX EXEMPT BOND FUND | 11

FIXED INCOME MANAGEMENT APPROACH

J.P. MORGAN


Known for its commitment to proprietary research and its disciplined investment strategies, J.P. Morgan Chase is the asset management choice for many of the world's most respected corporations, financial institutions, governments, and individuals. Today, J.P. Morgan Chase employs approximately ___ research analysts, capital market researchers, portfolio managers and traders around the world and has more than $700 billion in assets under management including assets managed by the funds' advisor, J.P. Morgan Investment Management Inc.


J.P. MORGAN INSTITUTIONAL FIXED INCOME FUNDS

These funds invest primarily in bonds and other fixed income securities, either directly or through a master portfolio (another fund with the same goal). The funds seek high total return or high current income.

While each fund follows its own strategy, the funds as a group share a single investment philosophy. This philosophy, developed by the funds' advisor, emphasizes the potential for consistently enhancing performance while managing risk.

THE SPECTRUM OF FIXED INCOME FUNDS

The funds described in this prospectus pursue different goals and offer varying degrees of risk and potential reward. The table below shows degrees of the relative risk and return that these funds potentially offer. These and other distinguishing features of each fixed income fund were described on the preceding pages. Differences among these funds include:

o     the types of securities they hold

o     the tax status of the income they offer

o     the relative emphasis on current income versus total return

--------------------------------------------------------------------------------
Potential risk and return
--------------------------------------------------------------------------------

                               [GRAPHIC OMITTED]

The positions of the funds in this graph reflect long-term performance goals only, and are relative, not absolute.

* Based on tax-equivalent returns for an investor in the highest income tax bracket.

--------------------------------------------------------------------------------

Who May Want to Invest

The funds are designed for investors who:

o     want to add an income investment to further diversify a portfolio

o want an investment whose risk/return potential is higher than that of money market funds but generally less than that of stock funds

o     want an investment that pays monthly dividends

o with regard to the Tax Exempt Bond Fund, are seeking income that is exempt from federal personal income tax

o with regard to the New York Tax Exempt Bond Fund, are seeking income that is exempt from federal, state, and local (if applicable) personal income taxes in New York

The funds are not designed for investors who:

o     are investing for aggressive long-term growth

o     require stability of principal

o with regard to the Global Strategic Income Fund, are not prepared to accept a higher degree of risk than most traditional bond funds

o with regard to the federal or state tax-exempt funds, are investing through a tax-deferred account such as an IRA


12 | FIXED INCOME MANAGEMENT APPROACH

--------------------------------------------------------------------------------

FIXED INCOME INVESTMENT PROCESS

J.P. Morgan seeks to generate an information advantage through the depth of its global fixed-income research and the sophistication of its analytical systems. Using a team-oriented approach, J.P. Morgan seeks to gain insights in a broad range of distinct areas and takes positions in many different areas, helping the funds to limit exposure to concentrated sources of risk.

In managing the funds described in this prospectus, J.P. Morgan employs a three-step process that combines sector allocation, fundamental research for identifying portfolio securities, and duration management.

[GRAPHIC]
The funds invest across a range of
     different types of securities

Sector allocation The sector allocation team meets monthly, analyzing the fundamentals of a broad range of sectors in which a fund may invest. The team seeks to enhance performance and manage risk by underweighting or overweighting sectors.

[GRAPHIC]
Each fund makes its portfolio decisions
as described earlier in this prospectus

Security selection Relying on the insights of different specialists, including credit analysts, quantitative researchers, and dedicated fixed income traders, the portfolio managers make buy and sell decisions according to each fund's goal and strategy.

[GRAPHIC]
J.P. Morgan uses a disciplined process
    to control each fund's sensitivity
                    to interest rates

Duration management Forecasting teams use fundamental economic factors to develop strategic forecasts of the direction of interest rates. Based on these forecasts, strategists establish each fund's target duration, a common measurement of a security's sensitivity to interest rate movements. For securities owned by a fund, duration measures the average time needed to receive the present value of all principal and interest payments by analyzing cash flows and interest rate movements. A fund's duration is generally shorter than a fund's average maturity because the maturity of a security only measures the time until final payment is due. Each fund's target duration typically remains relatively close to the duration of the market as a whole, as represented by the fund's benchmark. The strategists closely monitor the funds and make tactical adjustments as necessary.


                                           FIXED INCOME MANAGEMENT APPROACH | 13

YOUR INVESTMENT
--------------------------------------------------------------------------------

For your convenience, the J.P. Morgan Institutional Funds offer several ways to start and add to fund investments.

INVESTING THROUGH A FINANCIAL PROFESSIONAL

If you work with a financial professional, either at J.P. Morgan or elsewhere, he or she is prepared to handle your planning and transaction needs. Your financial professional will be able to assist you in establishing your fund account, executing transactions, and monitoring your investment. If your fund investment is not held in the name of your financial professional and you prefer to place a transaction order yourself, please use the instructions for investing directly.

INVESTING THROUGH AN EMPLOYER-SPONSORED RETIREMENT PLAN

Your fund investments are handled through your plan. Refer to your plan materials or contact your benefits office for information on buying, selling, or exchanging fund shares.

INVESTING THROUGH AN IRA OR ROLLOVER IRA

Please contact a J.P. Morgan Retirement Services Specialist at 1-888-576-4472 for information on J.P. Morgan's comprehensive IRA services, including lower minimum investments.

INVESTING DIRECTLY

Investors may establish accounts without the help of an intermediary by using the instructions below and at right:

o Choose a fund (or funds) and determine the amount you are investing. The minimum amount for initial investments is $5,000,000 for the Short Term Bond, Bond, Tax Exempt Bond and New York Tax Exempt Bond funds and $1,000,000 for the Global Strategic Income Fund and for additional investments $25,000, although these minimums may be less for some investors.

      For more information on minimum investments, call 1-800-766-7722.

o Complete the application, indicating how much of your investment you want to allocate to which fund(s). Please apply now for any account privileges you may want to use in the future, in order to avoid the delays associated with adding them later on.

o Mail in your application, making your initial investment as shown at right.

For answers to any questions, please speak with a J.P. Morgan Funds Services Representative at 1-800-766-7722.

OPENING YOUR ACCOUNT

      By wire

o Mail your completed application to the Shareholder Services Agent.

o Call the Shareholder Services Agent to obtain an account number and to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o After placing your purchase order, instruct your bank to wire the amount of your investment to:

      Morgan Guaranty Trust Company of New York-Delaware
      Routing number: 031-100-238
      Credit: J.P.M. Institutional Shareholder Services
      Account number: 001-57-689

      FFC: your account number, name of registered owner(s) and fund name

      By check

o Make out a check for the investment amount payable to J.P. Morgan Institutional Funds.

o Mail the check with your completed application to the Shareholder Services Agent.

      By exchange

o Call the Shareholder Services Agent to effect an exchange.

ADDING TO YOUR ACCOUNT

      By wire

o Call the Shareholder Services Agent to place a purchase order. Funds that are wired without a purchase order will be returned uninvested.

o Once you have placed your purchase order, instruct your bank to wire the amount of your investment as described above.

      By check

o Make out a check for the investment amount payable to J.P. Morgan Institutional Funds.

o Mail the check with a completed investment slip to the Shareholder Services Agent. If you do not have an investment slip, attach a note indicating your account number and how much you wish to invest in which fund(s).

      By exchange

o Call the Shareholder Services Agent to effect an exchange.


14 | YOUR INVESTMENT

--------------------------------------------------------------------------------

SELLING SHARES

      By phone -- wire payment

o Call the Shareholder Services Agent to verify that the wire redemption privilege is in place on your account. If it is not, a representative can help you add it.

o Place your wire request. If you are transferring money to a non-Morgan account, you will need to provide the representative with the personal identification number (PIN) that was provided to you when you opened your fund account.

      By phone -- check payment

o Call the Shareholder Services Agent and place your request. Once your request has been verified, a check for the net amount, payable to the registered owner(s), will be mailed to the address of record. For checks payable to any other party or mailed to any other address, please make your request in writing (see below).

      In writing

o Write a letter of instruction that includes the following information: The name of the registered owner(s) of the account; the account number; the fund name; the amount you want to sell; and the recipient's name and address or wire information, if different from those of the account registration.

o Indicate whether you want the proceeds sent by check or by wire.

o Make sure the letter is signed by an authorized party. The Shareholder Services Agent may require additional information, such as a signature guarantee.

o     Mail the letter to the Shareholder Services Agent.

      By exchange

o Call the Shareholder Services Agent to effect an exchange.

      Redemption In Kind

o Each fund reserves the right to make redemptions of over $250,000 in securities rather than in cash.

ACCOUNT AND TRANSACTION POLICIES

Telephone orders The funds accept telephone orders from all shareholders. The funds will tape record telephone orders or take other reasonable precautions. However, if a fund does take such steps to ensure the authenticity of an order, you may bear any loss if the order later proves fraudulent.

Exchanges You may exchange shares in these funds for shares in any other J.P. Morgan Institutional or J.P. Morgan mutual fund at no charge (subject to the securities laws of your state). When making exchanges, it is important to observe any applicable minimums. Keep in mind that for tax purposes an exchange is considered a sale.

A fund may alter, limit, or suspend its exchange policy at any time.

Business hours and NAV calculations The funds' regular business days and hours are the same as those of the New York Stock Exchange (NYSE). Each fund calculates its net asset value per share (NAV) every business day as of the close of trading on the NYSE (normally 4:00 p.m. eastern time). Each fund's securities are typically priced using pricing services or market quotes. When these methods are not available or do not represent a security's value at the time of pricing (e.g., when an event occurs after the close of trading on a foreign exchange that would materially impact a security's value at the time each fund calculates its NAV), the security is valued in accordance with the fund's fair valuation procedures.

Timing of orders Orders to buy or sell shares are executed at the next NAV calculated after the order has been accepted. Orders are accepted until the close of trading on the NYSE every business day and are executed the same day, at that day's NAV. A fund has the right to suspend redemption of shares as permitted by law and to postpone payment of proceeds for up to seven days.

--------------------------------------------------------------------------------

                                           Shareholder Services Agent
                                           Morgan Christiana Center
                                           J.P. Morgan Funds Services - 2/OPS3
                                           500 Stanton Christiana Road
                                           Newark, DE 19713
                                           1-800-766-7722

                                           Representatives are available 8:00
                                           a.m. to 6:00 p.m. eastern time on
                                           fund business days.


                                                            YOUR INVESTMENT | 15

--------------------------------------------------------------------------------

Timing of settlements When you buy shares, you will become the owner of record when a fund receives your payment, generally the day following execution. When you sell shares, proceeds are generally available the day following execution and will be forwarded according to your instructions.

When you sell shares that you recently purchased by check, your order will be executed at the next NAV but the proceeds will not be available until your check clears. This may take up to 15 days.

Statements and reports The funds send monthly account statements as well as confirmations after each purchase or sale of shares (except reinvestments). Every six months each fund sends out an annual or semi-annual report containing information on its holdings and a discussion of recent and anticipated market conditions and fund performance.

Accounts with below-minimum balances If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), each fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, each fund reserves the right to close out your account and send the proceeds to the address of record.

DIVIDENDS AND DISTRIBUTIONS

Income dividends are typically declared daily and paid monthly. If an investor's shares are redeemed during the month, accrued but unpaid dividends are paid with the redemption proceeds. Shares of a fund earn dividends on the business day the purchase is effective, but not on the business day the redemption is effective. Each fund distributes capital gains, if any, once a year. However, a fund may make more or fewer payments in a given year, depending on its investment results and its tax compliance situation. Each fund's dividends and distributions consist of most or all of its net investment income and net realized capital gains.

Dividends and distributions are reinvested in additional fund shares. Alternatively, you may instruct your financial professional or J.P. Morgan Funds Services to have them sent to you by check, via fed wire, credited to a separate account, or invested in another J.P. Morgan Institutional Fund.

TAX CONSIDERATIONS

In general, selling shares, exchanging shares, and receiving distributions (whether reinvested or taken in cash) are all taxable events. These transactions typically create the following tax liabilities for taxable accounts:

--------------------------------------------------------------------------------
Transaction                               Tax status

Income dividends from the                 Exempt from federal, state,
New York Tax Exempt Bond                  and New York City personal
Fund                                      income taxes for New York
                                          residents only


Income dividends from the                 Generally exempt from federal personal
Tax Exempt Bond Fund                      income taxes


Income dividends from                     Ordinary income
all other funds

Short-term capital gains                  Ordinary income
distributions

Long-term capital gains                   Capital gains
distributions

Sales or exchanges of                     Capital gains or
shares owned for more                     losses
than one year

Sales or exchanges of                     Gains are treated as ordinary
shares owned for one year                 income; losses are subject
or less                                   to special rules

Because long-term capital gains distributions are taxable as capital gains regardless of how long you have owned your shares, you may want to avoid making a substantial investment when a fund is about to declare a long-term capital gains distribution. A portion of the Tax Exempt Bond and New York Tax Exempt Bond funds' returns may be subject to federal, state, or local tax, or the alternative minimum tax. Every January, each fund issues tax information on its distributions for the previous year. Any investor for whom a fund does not have a valid taxpayer identification number will be subject to backup withholding for taxes. The tax considerations described in this section do not apply to tax-deferred accounts or other non-taxable entities. Because each investor's tax circumstances are unique, please consult your tax professional about your fund investment.


16 | YOUR INVESTMENT

FUND DETAILS
--------------------------------------------------------------------------------

BUSINESS STRUCTURE

As noted earlier, each fund is a series of J.P. Morgan Institutional Funds, a Massachusetts business trust, and is a "feeder" fund that invests in a master portfolio. (Except where indicated, this prospectus uses the term "the fund" to mean the feeder fund and its master portfolio taken together.)

Each master portfolio accepts investments from other feeder funds, and all the feeders of a given master portfolio bear the portfolio's expenses in proportion to their assets. However, each feeder can set its own transaction minimums, fund-specific expenses and other conditions. This means that one feeder could offer access to the same master portfolio on more attractive terms, or could experience better performance, than another feeder. Information about other feeders is available by calling 1-800-766-7722. Generally, when a master portfolio seeks a vote, each of its feeder funds will hold a shareholder meeting and cast its vote proportionately, as instructed by its shareholders. Fund shareholders are entitled to one full or fractional vote for each dollar or fraction of a dollar invested.

Each feeder fund and its master portfolio expect to maintain consistent goals, but if they do not, the feeder fund will withdraw from the master portfolio, receiving its assets either in cash or securities. Each feeder fund's trustees would then consider whether it should hire its own investment adviser, invest in a different master portfolio, or take other action.

MANAGEMENT AND ADMINISTRATION

The feeder funds described in this prospectus, their corresponding master portfolios, and J.P. Morgan Series Trust are all governed by the same trustees. The trustees are responsible for overseeing all business activities. The trustees are assisted by Pierpont Group, Inc., which they own and operate on a cost basis; costs are shared by all funds governed by these trustees. Funds Distributor, Inc., as co-administrator, along with J.P. Morgan, provides fund officers. J.P. Morgan, as co-administrator, oversees each fund's other service providers.

J.P. Morgan, subject to the expense reimbursements described earlier in this prospectus, receives the following fees for investment advisory and other services:

Advisory services                          Percentage of the master
                                           portfolio's average net assets

Short Term Bond                            0.25%

Bond                                       0.30%

Global Strategic Income                    0.45%

Tax Exempt Bond                            0.30%

New York Tax Exempt Bond                   0.30%

Administrative services                    Master portfolio's and fund's
(fee shared with Funds                     pro-rata portions of 0.09% of the
Distributor, Inc.)                         first $7 billion in J.P. Morgan
                                           advised portfolios, plus 0.04% of
                                           average net assets over $7 billion

Shareholder services                       0.10% of each fund's average net
                                           assets

J.P. Morgan may pay fees to certain firms and professionals for providing recordkeeping or other services in connection with investments in a fund.


                                                               FUND DETAILS | 17

--------------------------------------------------------------------------------

RISK AND REWARD ELEMENTS

This table discusses the main elements that make up each fund's overall risk and reward characteristics. It also outlines each fund's policies toward various investments, including those that are designed to help certain funds manage risk.

------------------------------------------------------------------------------------------------------------------------------------
Potential risks                            Potential rewards                    Policies to balance risk and reward
------------------------------------------------------------------------------------------------------------------------------------
Market conditions

o Each fund's share price,                 o Bonds have generally               o Under normal circumstances the funds plan to
  yield, and total return will               outperformed money market            remain fully invested in bonds and other fixed
  fluctuate in response to                   investments over the long            income securities as noted in the table on pages
  bond market movements                      term, with less risk than            20-21
                                             stocks
o The value of most bonds will                                                  o The funds seek to limit risk and enhance total
  fall when interest rates                 o Most bonds will rise in              return or yields through careful management,
  rise; the longer a bond's                  value when interest rates            sector allocation, individual securities
  maturity and the lower its                 fall                                 selection, and duration management
  credit quality, the more its
  value typically falls                    o Mortgage-backed and                o During severe market downturns, the funds have
                                             asset-backed securities can          the option of investing up to 100% of assets in
o Adverse market conditions                  offer attractive returns             investment-grade short-term securities
  may from time to time cause
  a fund to take temporary                                                      o J.P. Morgan monitors interest rate trends, as
  defensive positions that are                                                    well as geographic and demographic information
  inconsistent with its                                                           related to mortgage-backed securities and
  principal investment                                                            mortgage prepayments
  strategies and may hinder a
  fund from achieving its
  investment objective

o Mortgage-backed and
  asset-backed securities
  (securities representing an
  interest in, or secured by,
  a pool of mortgages or other
  assets such as receivables)
  could generate capital
  losses or periods of low
  yields if they are paid off
  substantially earlier or
  later than anticipated

Credit quality

o The default of an issuer                 o Investment-grade bonds have        o Each fund maintains its own policies for
  would leave a fund with                    a lower risk of default              balancing credit quality against potential
  unpaid interest or principal                                                    yields and gains in light of its investment
                                           o Junk bonds offer higher              goals
o Junk bonds (those rated                    yields and higher potential
  BB/Ba or lower) have a                     gains                              o J.P. Morgan develops its own ratings of unrated
  higher risk of default, tend                                                    securities and makes a credit quality
  to be less liquid, and may                                                      determination for unrated securities
  be more difficult to value

Foreign investments

o A fund could lose money                  o Foreign bonds, which               o Foreign bonds are a primary investment only for
  because of foreign                         represent a major portion of         the Global Strategic Income fund and may be a
  government actions,                        the world's fixed income             significant investment for the Short Term Bond
  political instability, or                  securities, offer attractive         and Bond funds; the Tax Exempt Bond and New York
  lack of adequate and                       potential performance and            Tax Exempt Bond funds are not permitted to
  accurate information                       opportunities for                    invest any assets in foreign bonds
                                             diversification
o Currency exchange rate                                                        o To the extent that a fund invests in foreign
  movements could reduce gains             o Favorable exchange rate              bonds, it may manage the currency exposure of
  or create losses                           movements could generate             its foreign investments relative to its
                                             gains or reduce losses               benchmark, and may hedge a portion of its
o Currency and investment risks tend                                              foreign currency exposure into the U.S. dollar
  to be higher in emerging markets         o Emerging markets can offer           from time to time (see also "Derivatives");
                                             higher returns                       these currency management techniques may not be
                                                                                  available for certain emerging markets
When-issued and delayed                                                           investments
delivery securities

o When a fund buys securities              o A fund can take advantage of       o Each fund uses segregated accounts to offset
  before issue or for delayed                attractive transaction               leverage risk
  delivery, it could be                      opportunities
  exposed to leverage risk if
  it does not use segregated
  accounts


18 | FUND DETAILS

----------------------------------------------------------------------------------------------------------------------------------
Potential risks                     Potential rewards                           Policies to balance risk and reward
----------------------------------------------------------------------------------------------------------------------------------
Management choices

o A fund could underperform         o A fund could outperform its               o J.P. Morgan focuses its active management on
  its benchmark due to its            benchmark due to these same                 those areas where it believes its commitment to
  sector, securities or               choices                                     research can most enhance returns and manage
  duration choices                                                                risks in a consistent way

Derivatives                                                                     o The funds use derivatives, such as futures,
                                                                                  options, swaps and forward foreign currency
o Derivatives such as futures,      o Hedges that correlate well                  contracts for hedging and for risk management
  options, swaps and forward          with underlying positions                   (i.e., to adjust duration or yield curve
  foreign currency contracts          can reduce or eliminate                     exposure, or to establish or adjust exposure to
  that are used for hedging           losses at low cost                          particular securities, markets, or currencies);
  the portfolio or specific                                                       risk management may include management of a
  securities may not fully          o A fund could make money and                 fund's exposure relative to its benchmark; the
  offset the underlying               protect against losses if                   Tax Exempt Bond and New York Tax Exempt Bond
  positions1 and this could           management's analysis proves                funds are permitted to enter into futures,
  result in losses to the fund        correct                                     options, and swap transactions, however, these
  that would not have                                                             transactions result in taxable gains or losses
  otherwise occurred                o Derivatives that involve                    so it is expected that these funds will utilize
                                      leverage could generate                     them infrequently; forward foreign currency
o Derivatives used for risk           substantial gains at low                    contracts are not permitted to be used by the
  management may not have the         cost                                        Tax Exempt Bond and New York Tax Exempt Bond
  intended effects and may                                                        funds
  result in losses or missed
  opportunities                                                                 o The funds only establish hedges that they expect
                                                                                  will be highly correlated with underlying
o The counterparty to a                                                           positions
  derivatives contract could
  default                                                                       o While the funds may use derivatives that
                                                                                  incidentally involve leverage, they do not use
o Certain types of derivatives                                                    them for the specific purpose of leveraging
  involve costs to the funds                                                      their portfolios
  which can reduce returns

o Derivatives that involve
  leverage could magnify
  losses

Securities lending

o When a fund lends a               o A fund may enhance income                 o J.P. Morgan maintains a list of approved
  security, there is a risk           through the investment of                   borrowers
  that the loaned securities          the collateral received from
  may not be returned if the          the borrower                              o The fund receives collateral equal to at least
  borrower defaults                                                               100% of the current value of securities loaned

o The collateral will be                                                        o The lending agents indemnify a fund against
  subject to the risks of the                                                     borrower default
  securities in which it is
  invested                                                                      o J.P. Morgan's collateral investment guidelines
                                                                                  limit the quality and duration of collateral
                                                                                  investment to minimize losses


                                                                                o Upon recall, the borrower must return the
                                                                                  securities loaned within the  normal settlement
                                                                                  period

Illiquid holdings

o A fund could have difficulty      o These holdings may offer                  o No fund may invest more than 15% of net assets
  valuing these holdings              more attractive yields or                   in illiquid holdings
  precisely                           potential growth than
                                      comparable widely traded                  o To maintain adequate liquidity to meet
o A fund could be unable to           securities                                  redemptions, each fund may hold investment-grade
  sell these holdings at the                                                      short-term securities (including repurchase
  time or price desired                                                           agreements and reverse repurchase agreements)
                                                                                  and, for temporary or extraordinary purposes,
                                                                                  may borrow from banks up to 33 1/3% of the value
                                                                                  of its total assets

Short-term trading


o Increased trading would           o A fund could realize gains                o The funds may use short-term trading to take
  raise a fund's transaction          in a short period of time                   advantage of attractive or unexpected
  costs                                                                           opportunities or to meet demands generated by
                                    o A fund could protect against                shareholder activity. The turnover rates for
o Increased short-term capital        losses if a bond is                         each portfolio for its most recent fiscal year
  gains distributions would           overvalued and its value                    were: Short Term Bond (271%), Bond (531%),
  raise shareholders' income          later falls                                 Global Strategic Income (266%), Tax Exempt Bond
  tax liability                                                                   (84%), and New York Tax Exempt Bond (86%)


(1) A futures contract is an agreement to buy or sell a set quantity of an underlying instrument at a future date, or to make or receive a cash payment based on changes in the value of a securities index. An option is the right to buy or sell a set quantity of an underlying instrument at a predetermined price. A swap is a privately negotiated agreement to exchange one stream of payments for another. A forward foreign currency contract is an obligation to buy or sell a given currency on a future date and at a set price.


                                                               FUND DETAILS | 19

--------------------------------------------------------------------------------
Investments
--------------------------------------------------------------------------------

This table discusses the customary types of investments which can be held by each fund. In each case the related types of risk are listed on the following page (see below for definitions).This table reads across two pages.

--------------------------------------------------------------------------------
Asset-backed securities Interests in a stream of payments from specific assets, such as auto or credit card receivables.
--------------------------------------------------------------------------------
Bank obligations Negotiable certificates of deposit, time deposits and bankers' acceptances of domestic and foreign issuers.
--------------------------------------------------------------------------------
Commercial paper Unsecured short term debt issued by domestic and foreign banks or corporations. These securities are usually discounted and are rated by S&P or Moody's.
--------------------------------------------------------------------------------
Convertible securities Domestic and foreign debt securities that can be converted into equity securities at a future time and price.
--------------------------------------------------------------------------------
Corporate bonds Debt securities of domestic and foreign industrial, utility, banking, and other financial institutions.
--------------------------------------------------------------------------------
Mortgages (directly held) Domestic debt instrument which gives the lender a lien on property as security for the loan payment.
--------------------------------------------------------------------------------
Mortgage-backed securities Domestic and foreign securities (such as Ginnie Maes, Freddie Macs, Fannie Maes) which represent interests in pools of mortgages, whereby the principal and interest paid every month is passed through to the holder of the securities.
--------------------------------------------------------------------------------
Mortgage dollar rolls The purchase of domestic or foreign mortgage-backed securities with the promise to purchase similar securities upon the maturity of the original security. Segregated accounts are used to offset leverage risk.
--------------------------------------------------------------------------------
Participation interests Interests that represent a share of domestic or foreign bank debt or similar securities or obligations.
--------------------------------------------------------------------------------
Private placements Bonds or other investments that are sold directly to an institutional investor.
--------------------------------------------------------------------------------
REITs and other real-estate related instruments Securities of issuers that invest in real estate or are secured by real estate.
--------------------------------------------------------------------------------
Repurchase agreements Contracts whereby the fund agrees to purchase a security and resell it to the seller on a particular date and at a specific price.
--------------------------------------------------------------------------------
Reverse repurchase agreements Contracts whereby the fund sells a security and agrees to repurchase it from the buyer on a particular date and at a specific price. Considered a form of borrowing.
--------------------------------------------------------------------------------
Sovereign debt, Brady bonds, and debt of supranational organizations Dollar- or non-dollar-denominated securities issued by foreign governments or supranational organizations. Brady bonds are issued in connection with debt restructurings.
--------------------------------------------------------------------------------
Swaps Contractual agreement whereby a domestic or foreign party agrees to exchange periodic payments with a counterparty. Segregated accounts are used to offset leverage risk.
--------------------------------------------------------------------------------
Synthetic variable rate instruments Debt instruments whereby the issuer agrees to exchange one security for another in order to change the maturity or quality of a security in the fund.
--------------------------------------------------------------------------------
Tax exempt municipal securities Securities, generally issued as general obligation and revenue bonds, whose interest is exempt from federal taxation and state and/or local taxes in the state where the securities were issued.
--------------------------------------------------------------------------------
U.S. government securities Debt instruments (Treasury bills, notes, and bonds) guaranteed by the U.S. government for the timely payment of principal and interest.
--------------------------------------------------------------------------------
Zero coupon, pay-in-kind, and deferred payment securities Domestic and foreign securities offering non-cash or delayed-cash payment. Their prices are typically more volatile than those of some other debt instruments and involve certain special tax considerations.
--------------------------------------------------------------------------------

Risk related to certain investments held by J.P. Morgan Institutional fixed income funds:

Credit risk The risk a financial obligation will not be met by the issuer of a security or the counterparty to a contract, resulting in a loss to the purchaser.

Currency risk The risk currency exchange rate fluctuations may reduce gains or increase losses on foreign investments.

Environmental risk The risk that an owner or operator of real estate may be liable for the costs associated with hazardous or toxic substances located on the property.

Extension risk The risk a rise in interest rates will extend the life of a mortgage-backed security to a date later than the anticipated prepayment date, causing the value of the investment to fall.

Interest rate risk The risk a change in interest rates will adversely affect the value of an investment. The value of fixed income securities generally moves in the opposite direction of interest rates (decreases when interest rates rise and increases when interest rates fall).

Leverage risk The risk of gains or losses disproportionately higher than the amount invested.


20 | FUND DETAILS

o    Permitted (and if applicable, percentage limitation)
                percentage of total assets     - bold
                percentage of net assets       - italic
*    Permitted, but not typically used
+    Permitted, but no current intention of use
--   Not permitted

                                                                                  Short                Global     Tax    New York
                                                                                  Term                Strategic  Exempt   Exempt
                         Related Types of Risk                                    Bond      Bond       Income     Bond     Bond
------------------------------------------------------------------------------------------------------------------------------------
credit, interest rate, market, prepayment                                           o          o          o        *        *
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                               Domestic   Domestic
                                                                                                                 Only       Only
credit, currency, liquidity, political                                              o(1)       o(1)       o        *        *
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity, market, political                       o(1)       o(1)       *        o        o
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity, market, political, valuation            o(1)       o(1)       *        --       --
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity, market, political, valuation            o(1)       o(1)       o        --       --
------------------------------------------------------------------------------------------------------------------------------------
credit, environmental, extension, interest rate, liquidity, market,                 o          o          o        +        +
natural event, political, prepayment, valuation
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, extension, interest rate, leverage, market, political,            o(1)       o(1)       o        --       --
prepayment
------------------------------------------------------------------------------------------------------------------------------------
currency, extension, interest rate, leverage, liquidity, market, political,         o(1),(3)   o(1),(3)   o(3)     --       --
prepayment
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, extension, interest rate, liquidity, political, prepayment        o(1)       o(1)       o        --       --
------------------------------------------------------------------------------------------------------------------------------------
credit, interest rate, liquidity, market, valuation                                 o          o          o        o        o
------------------------------------------------------------------------------------------------------------------------------------
credit, interest rate, liquidity, market, natural event, prepayment, valuation  o   o          o          o       --       --
------------------------------------------------------------------------------------------------------------------------------------
credit                                                                              o          o          o        *        *
------------------------------------------------------------------------------------------------------------------------------------
credit                                                                              o(3)       o(3)       o(3)     *(3)     *(3)
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, market, political                                  o(1)       o(1)       o       --       --
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, leverage, market, political                        o(1)       o(1)       o        o        o
------------------------------------------------------------------------------------------------------------------------------------
credit, interest rate, leverage, liquidity, market                                 --         --         --        o        o
------------------------------------------------------------------------------------------------------------------------------------
credit, interest rate, market, natural event, political                             *          *         --        o(2)     o(2)
------------------------------------------------------------------------------------------------------------------------------------
interest rate                                                                       o          o          o        o        o
------------------------------------------------------------------------------------------------------------------------------------
credit, currency, interest rate, liquidity, market, political, valuation            o(1)       o(1)       o        o        o
------------------------------------------------------------------------------------------------------------------------------------

Liquidity risk The risk the holder may not be able to sell the security at the time or price it desires.

Market risk The risk that when the market as a whole declines, the value of a specific investment will decline proportionately. This systematic risk is common to all investments and the mutual funds that purchase them.

Natural event risk The risk a natural disaster, such as a hurricane or similar event, will cause severe economic losses and default in payments by the issuer of the security.

Political risk The risk governmental policies or other political actions will negatively impact the value of the investment.

Prepayment risk The risk declining interest rates will result in unexpected prepayments, causing the value of the investment to fall.

Valuation risk The risk the estimated value of a security does not match the actual amount that can be realized if the security is sold.

(1) For each of the Short Term Bond and Bond funds, all foreign securities in the aggregate may not exceed 25% of such fund's assets.

(2) At least 65% of the New York Tax Exempt Bond Fund's assets must be in New York municipal securities, and at least 80% of the New York Tax Exempt and Tax Exempt Bond Funds' assets must be in tax exempt securities.


(3) All forms of borrowing (including securities lending, mortgage dollar rolls and reverse repurchase agreements) in the aggregate may not exceed 33 1/3% of the fund's total assets.



                                                               FUND DETAILS | 21

--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS


The financial highlights tables are intended to help you understand each fund's financial performance for the past five fiscal years or periods, as applicable, or the life of the fund if shorter. Certain information reflects financial results for a single fund share. The total returns in the tables represent the rate that an investor would have earned (or lost) on an investment in a fund (assuming reinvestment of all dividends and distributions). This information has been audited by PricewaterhouseCoopers LLP, whose reports, along with each fund's financial statements, are included in fund's annual report, which are available upon request.


================================================================================
J.P. MORGAN INSTITUTIONAL SHORT TERM BOND FUND


----------------------------
Per-share data                                 For fiscal years ended
----------------------------------------------------------------------------------------------------------------------------
                                                   10/31/96       10/31/97       10/31/98        10/31/99      10/31/00
Net asset value, beginning of year ($)               9.83           9.85           9.84            9.96            9.67
----------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                         0.55           0.61           0.59            0.58            0.60
   Net realized and unrealized gain (loss)
   on investment ($)                                 0.02          (0.01)          0.12           (0.29)          (0.08)
----------------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                 0.57           0.60           0.71            0.29            0.52
----------------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income ($)                        (0.55)         (0.61)         (0.59)          (0.54)          (0.61)
   Net realized gain ($)                               --             --             --           (0.04)             --
----------------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)             (0.55)         (0.61)         (0.59)          (0.58)          (0.61)
----------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                     9.85           9.84           9.96            9.67            9.58
----------------------------------------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
----------------------------------------------------------------------------------------------------------------------------
Total return (%)                                     6.01           6.27           7.40            3.03            5.49
----------------------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)              17,810         27,375        232,986         354,267         415,417
----------------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                  0.37           0.25           0.25            0.29            0.30
----------------------------------------------------------------------------------------------------------------------------
   Net investment income (%)                         5.69           6.19           5.84            5.51            6.30
----------------------------------------------------------------------------------------------------------------------------
   Expenses without
   reimbursement (%)                                 1.37           0.96           0.62            0.51            0.47
----------------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(1)                             191            219            381             398             271
----------------------------------------------------------------------------------------------------------------------------


(1)   Represents the turnover of The Short Term Bond Portfolio.


22 | FUND DETAILS

--------------------------------------------------------------------------------

================================================================================
J.P. MORGAN INSTITUTIONAL BOND FUND


----------------------------
Per-share data                     For fiscal years ended
------------------------------------------------------------------------------------------------------------------------------------
                                                     10/31/96        10/31/97       10/31/98          10/31/99         10/31/00
Net asset value, beginning of year ($)                 9.98            9.84           10.01             10.10              9.41
------------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                           0.61            0.65            0.64              0.57              0.60
   Net realized and unrealized gain (loss)
   on investment ($)                                  (0.11)           0.18            0.15             (0.57)             0.02
------------------------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                   0.50            0.83            0.79                --              0.62
------------------------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income ($)                          (0.61)          (0.64)          (0.63)            (0.57)            (0.60)
   In excess of net investment income                    --              --              --                --             (0.00)(1)
   Net realized gain ($)                              (0.03)          (0.02)          (0.07)            (0.12)               --
------------------------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)               (0.64)          (0.66)          (0.70)            (0.69)            (0.60)
------------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                       9.84           10.01           10.10              9.41              9.43

----------------------------
Ratios and supplemental data
------------------------------------------------------------------------------------------------------------------------------------
Total return (%)                                       5.21            8.78            8.18              0.03              6.83
------------------------------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)               836,066         912,054       1,001,411         1,041,330           907,411
------------------------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                    0.50            0.50            0.49              0.50              0.49
------------------------------------------------------------------------------------------------------------------------------------
   Net investment income (%)                           6.28            6.59            6.32              5.92              6.37
------------------------------------------------------------------------------------------------------------------------------------
   Expenses without
   reimbursement (%)                                   0.53            0.50            0.50              0.51              0.49
------------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(2)                               186              93             115               465               531
------------------------------------------------------------------------------------------------------------------------------------


(1)   Less than $0.005.

(2)   Represents the turnover of The U.S. Fixed Income Portfolio.

================================================================================
J.P. MORGAN INSTITUTIONAL GLOBAL STRATEGIC INCOME FUND


----------------------------
Per-share data                     For fiscal periods ended
-----------------------------------------------------------------------------------------------------------------------
                                                             10/31/97(1)      10/31/98         10/31/99     10/31/00
Net asset value, beginning of year ($)                         10.00            10.16            9.72            9.35
-----------------------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                                    0.46             0.75            0.62            0.88
   Net realized and unrealized gain (loss)
   on investment ($)                                            0.15            (0.45)          (0.37)          (0.25)
-----------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                            0.61             0.30            0.25            0.63
-----------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income ($)                                   (0.45)           (0.70)          (0.62)          (0.69)
   Net realized gain ($)                                          --            (0.02)             --              --
   Return of capital                                              --            (0.02)             --              --
-----------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)                        (0.45)           (0.74)          (0.62)          (0.69)
-----------------------------------------------------------------------------------------------------------------------
Net asset value, end of year ($)                               10.16             9.72            9.35            9.29
-----------------------------------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
-----------------------------------------------------------------------------------------------------------------------
Total return (%)                                                6.15(2)          2.91            2.62            6.93
-----------------------------------------------------------------------------------------------------------------------
Net assets, end of year ($ thousands)                        105,051          223,700         183,085         163,454
-----------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                             0.65(3)          0.65            0.65            0.65
-----------------------------------------------------------------------------------------------------------------------
   Net investment income (%)                                    7.12(3)          6.59            6.70            7.36
-----------------------------------------------------------------------------------------------------------------------
   Expenses without
   reimbursement (%)                                            1.18(3)          0.83            0.78            0.80
-----------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(4)                                        212              368             318             266
-----------------------------------------------------------------------------------------------------------------------


(1)   The fund commenced operations on 3/17/97.


(2)   Not annualized.

(3)   Annualized.

(4)   Represents the turnover of The Global Strategic Income Portfolio.



                                                               FUND DETAILS | 23

--------------------------------------------------------------------------------

================================================================================
J.P. MORGAN INSTITUTIONAL TAX EXEMPT BOND FUND


                                                                                                     For the 11
----------------------------                                                                           months
Per-share data                    For fiscal periods ended                                              ended
--------------------------------------------------------------------------------------------------------------------------------
                                                   8/31/95     8/31/96      8/31/97       8/31/98     7/31/99(1)   7/31/00
Net asset value, beginning of period ($)             9.75       10.01         9.92         10.12        10.38         10.07
--------------------------------------------------------------------------------------------------------------------------------
Income from investment operations:
   Net investment income ($)                         0.49        0.48         0.48          0.47         0.41          0.46
   Net realized and unrealized gain (loss)
   on investment ($)                                 0.26       (0.07)        0.20          0.26        (0.30)        (0.08)
--------------------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                 0.75        0.41         0.68          0.73         0.11          0.38
--------------------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income ($)                        (0.49)      (0.48)       (0.48)        (0.47)       (0.41)        (0.46)
   Net realized gain ($)                               --       (0.02)       (0.00)(2)        --        (0.01)        (0.01)
   In excess of net investment income                  --          --           --            --           --         (0.00)(2)
--------------------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)             (0.49)      (0.50)       (0.48)        (0.47)       (0.42)        (0.47)
--------------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period ($)                  10.01        9.92        10.12         10.38        10.07          9.98
--------------------------------------------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
--------------------------------------------------------------------------------------------------------------------------------
Total return (%)                                     8.00        4.13         7.06          7.37         1.01(3)       3.90
--------------------------------------------------------------------------------------------------------------------------------
Net assets, end of period ($ thousands)            59,867     121,131      201,614       316,594      388,933       447,858
--------------------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
   Net expenses (%)                                  0.50        0.50         0.50          0.50         0.50(4)       0.50
--------------------------------------------------------------------------------------------------------------------------------
   Net investment income (%)                         5.09        4.82         4.83          4.58         4.37(4)       4.67
--------------------------------------------------------------------------------------------------------------------------------
   Expenses without reimbursement (%)                0.71        0.60         0.56          0.53         0.53(4)       0.51
--------------------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(5)                              47          25           25            16           29(3)         84
--------------------------------------------------------------------------------------------------------------------------------


(1) In 1999, the fund changed the fiscal year end from 8/31 to 7/31.

(2)   Less than $0.01 per share.

(3)   Not annualized.

(4)   Annualized.

(5)   Represents the turnover of the Tax Exempt Bond Portfolio.

================================================================================

J.P. MORGAN INSTITUTIONAL NEW YORK TAX EXEMPT BOND FUND

                                                                                                 For the four
----------------------------                                                                        months
Per-share data                    For fiscal periods ended                                          ended
--------------------------------------------------------------------------------------------------------------------------
                                                  3/31/96       3/31/97    3/31/98      3/31/99    7/31/99(1)    7/31/00
Net asset value, beginning of period ($)           10.11         10.34       10.31       10.67        10.72         10.42
--------------------------------------------------------------------------------------------------------------------------
Income from investment operations:

   Net investment income ($)                        0.49          0.48        0.48        0.45         0.14          0.45
   Net realized and unrealized gain (loss)
   on investment ($)                                0.25         (0.02)       0.40        0.13        (0.28)        (0.02)
--------------------------------------------------------------------------------------------------------------------------
Total from investment operations ($)                0.74          0.46        0.88        0.58        (0.14)         0.43
--------------------------------------------------------------------------------------------------------------------------
Distributions to shareholders from:
   Net investment income ($)                       (0.49)        (0.48)      (0.48)      (0.45)       (0.14)        (0.45)
   Net realized gain ($)                           (0.02)        (0.01)      (0.04)      (0.08)       (0.02)           --
   In excess of net investment income                 --            --          --          --           --       (0.00)(4)
--------------------------------------------------------------------------------------------------------------------------
Total distributions to shareholders ($)            (0.51)        (0.49)      (0.52)      (0.53)       (0.16)        (0.45)
--------------------------------------------------------------------------------------------------------------------------
Net asset value, end of period ($)                 10.34         10.31       10.67       10.72        10.42         10.40
--------------------------------------------------------------------------------------------------------------------------

----------------------------
Ratios and supplemental data
--------------------------------------------------------------------------------------------------------------------------
Total return (%)                                    7.40          4.54        8.64        5.51        (1.25)(2)      4.32
--------------------------------------------------------------------------------------------------------------------------
Net assets, end of period ($ thousands)           47,926        90,792     111,418     204,986      161,373       173,315
--------------------------------------------------------------------------------------------------------------------------
Ratio to average net assets:
  Net expenses (%)                                  0.50          0.50        0.50        0.50         0.50(3)       0.50
--------------------------------------------------------------------------------------------------------------------------
  Net investment income (%)                         4.67          4.70        4.54        4.15         4.01(3)       4.39
--------------------------------------------------------------------------------------------------------------------------
  Expenses without reimbursement (%)                0.67          0.64        0.59        0.57         0.59(3)       0.56
--------------------------------------------------------------------------------------------------------------------------
Portfolio turnover (%)(5)                             41            35          51          44            8(2)         86
--------------------------------------------------------------------------------------------------------------------------

(1) In 1999, the fund changed the fiscal year end from 3/31 to 7/31.

(2)   Not annualized.

(3)   Annualized.

(4)   Less than $0.01 per share.

(5)   Represents the turnover of the New York Tax Exempt Bond Portfolio


24 | FUND DETAILS

                     (THIS PAGE IS INTENTIONALLY LEFT BLANK)

--------------------------------------------------------------------------------
FOR MORE INFORMATION
--------------------------------------------------------------------------------

For investors who want more information on these funds, the following documents are available free upon request:

Annual/Semi-annual Reports Contain financial statements, performance data, information on portfolio holdings, and a written analysis of market conditions and fund performance for a fund's most recently completed fiscal year or half-year.

Statement of Additional Information (SAI) Provides a fuller technical and legal description of a fund's policies, investment restrictions, and business structure. This prospectus incorporates each fund's SAI by reference.

Copies of the current versions of these documents, along with other information about the fund, may be obtained by contacting:

J.P. Morgan Institutional Funds
Morgan Christiana Center
J.P. Morgan Funds Services - 2/OPS3
500 Stanton Christiana Road
Newark, DE 19713

Telephone:  1-800-766-7722

Hearing impaired:  1-888-468-4015

Email:  JPM_Mutual_Funds@JPMorgan.com


Text-only versions of these documents and this prospectus are available, upon payment of a duplicating fee, from the Public Reference Room of the Securities and Exchange Commission in Washington, D.C. (1-202-942-8090) (publicinfo@sec.gov), or by writing the Public Reference Section of the SEC, Washington, DC 20549-0102 and may be viewed on-screen or downloaded from the SEC's Internet site at http://www.sec.gov. The funds' investment company and 1933 Act registration numbers are:


J.P. Morgan Institutional Short Term Bond Fund .............811-07342 and 033-54642
J.P. Morgan Institutional Bond Fund ........................811-07342 and 033-54642
J.P. Morgan Institutional Global Strategic Income Fund .....811-07342 and 033-54642
J.P. Morgan Institutional Tax Exempt Bond Fund .............811-07342 and 033-54642
J.P. Morgan Institutional New York Tax Exempt Bond Fund ....811-07342 and 033-54642

J.P. MORGAN INSTITUTIONAL FUNDS AND THE MORGAN TRADITION

The J.P. Morgan Institutional Funds combine a heritage of integrity and financial leadership with comprehensive, sophisticated analysis and management techniques. Drawing on J.P. Morgan's extensive experience and depth as an investment manager, the J.P. Morgan Institutional Funds offer a broad array of distinctive opportunities for mutual fund investors.

JPMorgan
--------------------------------------------------------------------------------
J.P. Morgan Funds

Advisor                                                  Distributor

J.P. Morgan Investment Management Inc.                   Funds Distributor, Inc.
522 Fifth Avenue                                         60 State Street
New York, NY 10036                                       Boston, MA 02109
1-800-766-7722                                           1-800-221-7930